Exhibit 5.4

[Letterhead of Armstrong Teasdale LLP]

July 3, 2013

Ducommun Incorporated

23301 Wilmington Avenue

Carson, California, 90745-6209

Re: Ducommun Incorporated - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Missouri counsel to LaBarge Electronics, Inc., a Missouri corporation (“Electronics”), and LaBarge Acquisition Company, Inc., a Missouri corporation (“Acquisition”), (Electronics and Acquisition together referred to herein as the “Ducommun Subsidiaries”), each an indirect subsidiary of Ducommun Incorporated, a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of, among other things, the Company’s debt securities (the “Debt Securities”), and guarantees of the Debt Securities by the Ducommun Subsidiaries (the “Debt Securities Guarantees”), which collectively with the Debt Securities are referred to in this letter as the (“Debt Securities”). The Debt Securities are to be issued under an indenture among the Company, the Ducommun Subsidiaries and a trustee to be named at the time such Debt Securities are issued (the “Indenture”). You have requested our opinion with respect to certain matters of Missouri Law.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the form of Indenture, and such other documents, corporate records, certificates of officers of the Company and the Ducommun Subsidiaries and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Indenture; (b) the legal existence of each party (other than the Ducommun Subsidiaries) to the Indenture; (c) the power of each party to the Indenture (other than the Ducommun Subsidiaries) to execute, deliver and perform the Indenture and to do each other act done or to be done by such party; (d) the authorization, execution and delivery by each party (other than the Ducommun Subsidiaries) of each document executed and delivered or to be executed and delivered in connection with the Indenture by such party; (e) the legality, validity, binding effect and enforceability as to each party (other than the Ducommun Subsidiaries) of the Indenture and of each other act done or to be done by such party; (f) the

Ducommun Incorporated

July 3, 2013

genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy, the authenticity of the original of each document received by us as a copy and the conformity of documents reviewed by us to those reviewed by the Board of Directors of each of the Ducommun Subsidiaries; (g) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the diligence review undertaken by us; (h) each certificate or other document issued by a public authority is accurate, complete and authentic as of the date of the opinion, and all official public records (including their proper indexing and filing) are accurate and complete; and (i) the Indenture and the conduct of the parties to the Indenture comply with any requirement of good faith, fair dealing and conscionability. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Ducommun Subsidiaries.

In addition, we have reviewed the following:

1.	certified copies of the Articles of Incorporation and all amendments thereto of each of the Ducommun Subsidiaries (“Articles”);

2.	certified copies of the Bylaws and all amendments thereto of each of the Ducommun Subsidiaries (“Bylaws”), (the Articles and Bylaws being collectively referred to herein as the “Organizational Documents”);

3.	certified copies of resolutions of the respective Board of Directors of each of the Ducommun Subsidiaries authorizing the execution, delivery and performance of the Indenture and Securities Guarantees;

4.	an Incumbency Certificate with respect to the officers of each of the Ducommun Subsidiaries; and

5.	the Certificate of the Secretary of each of the Ducommun Subsidiaries dated July 3, 2013, and such other documents, instruments, certificates and agreements of each of the Ducommun Subsidiaries and public officials as we have deemed necessary or advisable to review in order to render the opinions set forth below.

6.	good standing certificates with respect to the Ducommun Subsidiaries dated May 7, 2013 issued by the Missouri Secretary of State.

Based on the foregoing and in reliance thereon, without investigation, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	Each of the Ducommun Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of the State of Missouri.

2.	Each of the Ducommun Subsidiaries has all requisite corporate power to execute, deliver and perform its obligations under the Debt Securities Guarantees and any related collateral documents that may be issued by either or both of them to secure the obligations of the Debt Securities Guarantees.

The foregoing opinion is subject to the following additional assumptions, qualifications, limitations and exceptions:

1.	The opinions expressed herein are limited to matters of the laws of the State of Missouri, and we express no opinion as to the laws of any other jurisdiction.

Ducommun Incorporated

July 3, 2013

2.	Our opinion is limited to the laws and facts as they exist on the date hereof, and we assume no obligation to update, revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

3.	We have not reviewed the Registration Statement or the Debt Securities. We have not examined whether the Ducommun Subsidiaries will receive adequate value and consideration in connection with any issuance of the Debt Securities. We further assume that the Debt Securities will contain typical and customary terms and provisions and that the Debt Securities will be enforceable in accordance with their terms.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Armstrong Teasdale LLP

Armstrong Teasdale LLP